Exhibit 99.1
NYSE Amex Equities Exchange Symbol - UEC
FOR IMMEDIATE RELEASE	September 30th, 2010

Uranium Energy Corp Announces Major Advance with Permitting for Goliad ISR Project in South Texas

Corpus Christi, TX, September 30, 2010 - Uranium Energy Corp (NYSE AMEX: UEC, the "Company") is pleased to announce that the Company's Goliad In-Situ Recovery (ISR) Project in South Texas has made a major advance toward becoming permitted for production. Yesterday, the administrative law judge who presided over a public hearing regarding the Company's Goliad ISR Project in May of this year issued an initial Proposal for Decision (PFD).

In the PFD, the administrative judge recommended findings in favor of the Company on the vast majority of the issues from the hearing.  He also recommended that the Texas Commission on Environmental Quality (TCEQ) allow the submission of additional data to address limited remaining issues.

In June 2009, the TCEQ's Executive Director issued draft permits that would authorize the Company to install the initial wellfield and commence production at Goliad.  During the hearing, the Executive Director re-affirmed its position that the permits should be issued. The hearing addressed questions and comments from the public regarding the Company's mining plans and permits at Goliad. The administrative judge has now submitted an initial proposed decision to the TCEQ Commissioners, who have the authority and latitude to agree or disagree with his recommendations.

Harry Anthony, Chief Operating Officer, stated, "We look forward to submitting any additional data that is needed and to completing this phase of the permitting process.  The Company is confident that the permits will be approved at the end of this process."

The additional limited information for the administrative judge involves a 24-hour pump test at the Goliad project. The Company is pleased to have this test performed and to provide the data. The viability of operations at Production Area One or any future Production Areas is not affected by the results of the test.

About Uranium Energy Corp

Uranium Energy Corp. (NYSE-AMEX: UEC) is a U.S.-based exploration and development company with the objective of near-term uranium production in the U.S.  The Company's fully licensed and permitted Hobson processing facility is central to all of its projects in South Texas, including the fully-permitted Palangana in-situ recovery project, and the Goliad in-situ recovery project which is in the final stages of mine permitting for production.  The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact North America: Investor Relations, Uranium Energy Corp:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE-AMEX: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws.  These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.  Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labour disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage.  Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended.  There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements.  Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.